EXHIBIT 4.1

USEC INC.

AND

WELLS FARGO BANK, N.A.
Trustee

______________

Indenture

Dated as of September 28, 2007

3.0% Convertible Senior Notes due 2014

Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture
Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
	610
§ 311(a)	613
(b)	613
§ 312(a)	701
	702	(a)
(b)	702	(b)
(c)	702	(c)
§ 313(a)	703	(a)
(a)(4)	101
	703	(a)
(b)	703	(a)
(c)	703	(a)
(d)	703	(a)
§ 314(a)	704
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	502
	512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104	(c)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Parties	1	sc>
recitals of the company		1
ARTICLE ONE Definitions and Other Provisions of General Application
SECTION 101.	Definitions.
SECTION 102.	Compliance Certificates and Opinions.
SECTION 103.	Form of Documents Delivered to Trustee.
SECTION 104.	Acts of Holders; Record Dates.
SECTION 105.	Notices, Etc., to Trustee and Company.
SECTION 106.	Notice to Holders; Waiver.
SECTION 107.	Conflict with Trust Indenture Act.
SECTION 108.	Effect of Headings and Table of Contents.
SECTION 109.	Successors and Assigns.
SECTION 110.	Separability Clause.
SECTION 111.	Benefits of Indenture.
SECTION 112.	Governing Law.
SECTION 113.	Legal Holidays.
SECTION 114.	Indenture and Securities Solely Corporate Obligations.
SECTION 115.	Indenture May be Executed in Counterparts.
SECTION 116.	Acceptance of Trust.

ARTICLE TWO Security Forms
SECTION 201. SECTION 202. SECTION 203. SECTION 204. SECTION 205. SECTION 206. SECTION 207. SECTION 208.	Forms Generally.
Form of Face of Security.
Form of Reverse of Security.
Form of Legend for Global Securities
Form of Notice of Conversion
Form of Assignment.
Form of Trustee’s Certificate of Authentication.
Form of Fundamental Change Repurchase Notice.

ARTICLE THREE The Securities
SECTION 301. SECTION 302. SECTION 303. SECTION 304. SECTION 305. SECTION 306. SECTION 307. SECTION 308. SECTION 309. SECTION 310. SECTION 311. SECTION 312. SECTION 313.	Title and Terms; Principal and Interest.
Denominations.
Global Securities; Non-Global Securities; Book-entry Provisions.
Execution, Authentication, Delivery and Dating.
Temporary Securities.
Registrar, Registration of Transfer and Exchange; Paying Agent.
Mutilated, Destroyed, Lost and Stolen Securities.
Payment of Interest; Interest Rights Preserved.
Persons Deemed Owners.
Cancellation.
CUSIP Numbers.
Computation of Interest.
Special Record Date.

ARTICLE FOUR Satisfaction and Discharge
SECTION 401. SECTION 402.	Satisfaction and Discharge of Indenture. Application of Trust Money.

ARTICLE FIVE Remedies
SECTION 501. SECTION 502. SECTION 503. SECTION 504. SECTION 505. SECTION 506. SECTION 507. SECTION 508. SECTION 509. SECTION 510. SECTION 511. SECTION 512. SECTION 513. SECTION 514. SECTION 515.	Events of Default.
Acceleration of Maturity; Rescission and Annulment.
Collection of Indebtedness and Suits for Enforcement by Trustee.
Trustee May File Proofs of Claim.
Trustee May Enforce Claims Without Possession of Securities.
Application of Money Collected.
Limitation on Suits.
Unconditional Right of Holders to Receive Principal and Interest
and to Convert
Restoration of Rights and Remedies.
Rights and Remedies Cumulative.
Delay or Omission Not Waiver.
Control by Holders.
Waiver of Past Defaults.
Undertaking for Costs.
Waiver of Stay or Extension Laws.

ARTICLE SIX The Trustee
SECTION 601. SECTION 602. SECTION 603. SECTION 604. SECTION 605. SECTION 606. SECTION 607. SECTION 608. SECTION 609. SECTION 610. SECTION 611. SECTION 612. SECTION 613. SECTION 614.	Certain Duties and Responsibilities.
Notice of Defaults.
Certain Rights of Trustee.
Not Responsible for Recitals or Issuance of Securities.
May Hold Securities.
Money Held in Trust.
Compensation and Reimbursement.
Disqualification; Conflicting Interests.
Corporate Trustee Required; Eligibility.
Resignation and Removal; Appointment of Successor.
Acceptance of Appointment by Successor.
Merger, Conversion, Consolidation or Succession to Business.
Preferential Collection of Claims Against Company.
Appointment of Authenticating Agent.

ARTICLE SEVEN Holders’ Lists and Reports by Trustee and Company
SECTION 701. SECTION 702. SECTION 703. SECTION 704.	Company to Furnish Trustee Names and Addresses of Holders. Preservation of Information; Communications to Holders. Reports by Trustee. Reports by Company.

ARTICLE EIGHT Consolidation, Merger, Conveyance, Transfer or Lease
SECTION 801. SECTION 802.	Company May Consolidate, Etc., Only on Certain Terms. Successor Substituted.

ARTICLE NINE Modification and Amendment
SECTION 901.
SECTION 902.
SECTION 903.
SECTION 904.
SECTION 905.
SECTION 906.
ARTICLE TEN Covenants
SECTION 1001.
SECTION 1002.
SECTION 1003.
SECTION 1004.
SECTION 1005.
SECTION 1006.
SECTION 1007.
SECTION 1008.
SECTION 1009.
Supplemental Indentures Without Consent of Holders.
Supplemental Indentures with Consent of Holders.
Execution of Supplemental Indentures.
Effect of Supplemental Indentures.
Conformity with Trust Indenture Act.
Reference in Securities to Supplemental Indentures.

Payment of Principal and Interest.
Maintenance of Office or Agency.
Money for Security Payments to Be Held in Trust.
Statement by Officers as to Default.
Existence.
Maintenance of Properties.
Payment of Taxes and Other Claims.
[Reserved]
Waiver of Certain Covenants.

ARTICLE ELEVEN Repurchase at Option of the Holder
SECTION 1101.	Repurchase at the Option of the Holder Upon a Fundamental Change.

ARTICLE TWELVE Conversion of Securities
SECTION 1201. SECTION 1202. SECTION 1203. SECTION 1204. SECTION 1205. SECTION 1206. SECTION 1207. SECTION 1208. SECTION 1209. SECTION 1210. SECTION 1211. SECTION 1212. Signatures Schedule A	Conversion Privilege and Conversion Rate.
Exercise of Conversion Privilege.
Fractions of Shares.
Adjustment of Conversion Rate.
Notice of Adjustments of Conversion Rate.
Company to Reserve Common Stock.
Taxes on Conversions.
Certain Covenants.
Cancellation of Converted Securities.
Provision in Case of Effect of Reclassification,
Consolidation, Merger or Sale.
Responsibility of Trustee for Conversion Provisions.
Right to Set-off Withholding Taxes.

INDENTURE, dated as of September 28, 2007, between USEC INC., a Delaware corporation (the “Company”), having its principal office at 2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817 and Wells Fargo Bank, N.A., a national banking association, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 3.0% Convertible Senior Notes due 2014 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered as provided herein and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 1210, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the principal executive, financial or accounting officer of the Company.

“Conversion Agent” means the person authorized by the Company to convert Securities in accordance with Article Twelve.

“Conversion Date” means the date on which a holder complies with the conversion requirements in Section 1202.

“Conversion Price” means at any time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” has the meaning specified in Section 1201.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered or the office of the Trustee located at 625 Marquette Ave., Minneapolis, Minnesota 55479, as applicable.

“corporation” means a corporation, association, company, joint-stock company or business trust.

“Defaulted Interest” has the meaning specified in Section 308.

“DTC” means The Depository Trust Company, a New York corporation, or any successor.

“Effective Date” means the date on which a Make-Whole Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-date” means, with respect to any issuance or distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive such issuance or distribution.

“Fundamental Change” will be deemed to have occurred if any of the following occurs after the Securities are originally issued:

(1) any Person acquires beneficial ownership directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s employee benefit plans (for purposes of this clause (1), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or

(2) the Company (i) merges or consolidates with or into any other Person (other than a Subsidiary), another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than a merger or consolidation:

(a) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock;

(b) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company’s Common Stock solely into shares of common stock of the surviving entity; or

(c) pursuant to which the consideration received by the holders of the Company’s Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately following such merger or consolidation; or

(3) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(4) shares of Common Stock, or shares of any other Capital Stock or American Depositary Receipts in respect of shares of Capital Stock into which the Securities are convertible pursuant to the terms of this Indenture, are not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

“Fundamental Change Expiration Time” has the meaning specified in Section 1101.

“Fundamental Change Repurchase Date” has the meaning specified in Section 1101.

“Fundamental Change Repurchase Notice” has the meaning specified in Section 1101.

“Fundamental Change Repurchase Price” has the meaning specified in Section 1101.

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Securities” has the meaning specified in the Recitals.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” with respect to the Initial Securities shall mean September 28, 2007, and with respect to any Additional Securities, the date of original issuance of such Additional Securities.

“Last Reported Sale Price” means, with respect to the Common Stock or any other security for which a Last Reported Sale Price must be determined, on any date, the closing sale price per share of the Common Stock or unit of such other security (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which it is then traded, if any. If the Common Stock or such other security is not listed for trading on a United States national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the average of the last quoted bid and ask prices per share of Common Stock or such other security in the over-the-counter market on the relevant date, as reported by the National Quotation Bureau or similar organization. In the absence of such quotation, the Last Reported Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include the Underwriters, selected from time to time by the Company for that purpose. The Last Reported Sale Price shall be determined without reference to extended or after hours trading. Any such determination shall be made by the Company and shall be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change.

“Make-Whole Reference Date” shall have the meaning in Section 1201.

“Market Capitalization” means the fair market value of the Common Stock, multiplied by the number of shares of the Common Stock then outstanding on the date of the repurchase triggering the adjustment immediately prior to such repurchase.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, required repurchase or otherwise.

“Maturity Date” means October 1, 2014.

“Measurement Period” has the meaning specified in Section 1201.

“Notice of Conversion” has the meaning specified in Section 1202.

“Officer” means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by the principal executive officer, principal accounting officer or principal financial officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Company, and who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company, and shall initially be the Trustee.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading or, if our common stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Security” and “Securities” have the meaning specified in the Recitals and include the Initial Securities and any Additional Securities. The Initial Securities and Additional Securities shall be treated as a single class for all purposes under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 306.

“Significant Subsidiaries” means any direct or indirect Subsidiary of the Company within the meaning of Section 1-02(w) of Regulation S-X as promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

“Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Stock Price” means the price paid per share of Common Stock in connection with a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Article Twelve, which shall be equal to (i) if holders of Common Stock receive only cash in such Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day preceding the date on which such Fundamental Change occurs or becomes effective.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” with respect to any Securities, on any date of determination, means the average of the secondary market bid quotations obtained by the Trustee for $1.0 million principal amount of such Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (which may include the Underwriters) selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. Any such determination by the Trustee shall be conclusive absent manifest error.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Underwriters” means Goldman, Sachs & Co. and Wachovia Capital Markets, LLC, as representatives of the several underwriters.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” means the Securities.

“Indenture Security Holder” means a Holder.

“Indenture to be Qualified” means this Indenture.

“Indenture Trustee” or “Institutional Trustee” means the Trustee.

All other terms in this Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by the Trust Indenture Act, such required provision shall control.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (or by facsimile transmission to (860) 704-6219, provided that oral confirmation of receipt shall have been received) to or with the Trustee at its Corporate Trust Office, or such other means reasonably acceptable to the Trustee, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or by such other means reasonably acceptable to the Holder, in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Stated Maturity, or the last date on which a Holder has the right to convert his Securities, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Fundamental Change Repurchase Date, the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be.

SECTION 114. Indenture and Securities Solely Corporate Obligations.

None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability.

This waiver and release is part of the consideration for the issuance of the Securities.

SECTION 115. Indenture May be Executed in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 116. Acceptance of Trust.

Wells Fargo Bank, N.A., the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions set forth herein.

ARTICLE TWO

Security Forms

SECTION 201. Forms Generally.

The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or any depositary therefore or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notices of Conversion shall be in substantially the form set forth in Section 205.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

USEC Inc.

3.0% Convertible Senior Note due 2014

No.      $

CUSIP No. 90333EAC2
ISIN No. US90333EAC21

USEC Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to      , or registered assigns, the principal sum [of      Dollars] [IF THIS NOTE IS A GLOBAL SECURITY, THEN INSERT — set forth on the Principal Schedule attached to this Security] on October 1, 2014, and to pay interest thereon from September 28, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, semi-annually on April 1 and October 1 in each year, commencing April 1, 2008, at the rate of 3.0% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose, which shall initially be the office of Wells Fargo Bank N.A., Corporate Trust Services, 625 Marquette Avenue, Minneapolis, Minnesota, 55479, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed

Dated:

USEC INC.

By:
Name:
Title:

SECTION 203. Form of Reverse of Security.

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.0% Convertible Senior Notes due 2014 (herein called the “Initial Securities”), initially limited in aggregate principal amount to $575,000,000, issued and to be issued under an Indenture, dated as of September 28, 2007 (herein called the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company may from time to time, without notice to or the consent of the Holders of the Securities, create and issue further Securities (the “Additional Securities”, and together with the Initial Securities, the “Securities”) having the same terms and ranking equally and ratably with the Initial Securities, as part of one series, in all respects and with the same CUSIP number as the Initial Securities, or in all respects except for payment of interest accruing prior to the Issue Date of such Initial Securities. Any Additional Securities shall be consolidated and form a single series with the Initial Securities and shall have the same terms as to status, redemption, and otherwise as the Initial Securities; provided that the Company shall not create or issue such Additional Securities unless (a) underwriters of the Additional Securities sell a “substantial portion” of the Additional Securities (within the meaning of Treasury Regulation Section 1.1273-2(a)) to persons other than “bond houses, brokers or similar persons” (within the meaning of Treasury Regulation Section 1.1273-2(f)); (b) the price at which such underwriters resell any such Additional Securities exceeds (i) the principal amount of such Additional Securities minus (ii) (A) 1/4 of 1% of the principal amount of such Additional Securities, multiplied by (B) the number of full, complete years to maturity of such Additional Securities; and (c) the Initial Securities were issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes, as defined in Section 1273 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. Any Additional Securities may be issued pursuant to authorization provided by a resolution of the Board of Directors of the Company, a supplement to the Indenture, or under an Officer’s Certificate pursuant to the Indenture. No Additional Securities may be issued if an Event of Default has occurred and is continuing with respect to the Initial Securities.

In any case where the due date for the payment of the principal of or interest on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, interest or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

Subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Securities such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to but excluding the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Securities a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 10th calendar day following such occurrence.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, on or after August 1, 2014, or earlier upon the occurrence of certain conditions specified in the Indenture, and prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Rate specified in the Indenture, by surrender of this Security together with a Notice of Conversion, a form of which is set forth in Section 205, as provided in the Indenture and this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency, which shall be initially Wells Fargo Bank N.A., Corporate Trust Services, 625 Marquette Avenue, Minneapolis, Minnesota, 55479, and, unless the shares of Common Stock issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company or its agent duly executed by, the Holder or by his duly authorized attorney, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in dollars of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, by reference to the kind and amount of cash, securities and other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive.

No sinking fund is provided for the Securities and the Securities are not subject to redemption at the option of the Company.

In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[INCLUDE IN GLOBAL SECURITIES ONLY]

PRINCIPAL SCHEDULE

USEC INC.

3.0% Convertible Senior Notes due 2014

No.

The initial principal amount of this Global Security is $575,000,000. The following decreases or increases in this Global Security have been made:

Date of decrease or increase	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such increase or decrease

SECTION 204. Form of Legend for Global Securities

Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SECTION 205. Form of Notice of Conversion

Conversion notices shall be in substantially the following form:

NOTICE OF CONVERSION

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock or Reference Property, as applicable in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, if any, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:     Signature(s):

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other

Identification Number, if any

If only a portion of the Securities are to be converted, please indicate:

1. Principal amount to be converted: U.S. $

2. Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $     Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

SECTION 206. Form of Assignment.

ASSIGNMENT

For value received,      hereby sell(s), assign(s) and transfer(s) unto      (Please insert Social Security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints      as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:     Signature(s):

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

SECTION 207. Form of Trustee’s Certificate of Authentication.

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: __________________________

WELLS FARGO BANK, N.A., as Trustee

By: ________________________________
Authorized Officer

SECTION 208. Form of Fundamental Change Repurchase Notice.

To: USEC Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from USEC Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay,      an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, except as provided in the Indenture.

Dated:

Signature

Principal amount to be repurchased (at least $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:

Authorized signatory

ARTICLE THREE

The Securities

SECTION 301. Title and Terms; Principal and Interest.

The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $575,000,000 and the aggregate amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1202.

The Initial Securities and the Additional Securities, if any, shall be known and designated as the “3.0% Convertible Senior Notes due 2014” of the Company.

The Securities shall mature on October 1, 2014,

The Securities shall bear interest at the rate of 3.0% per annum, from September 28, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on April 1 and October 1, commencing April 1, 2008, until the principal thereof is paid or made available for payment.

If any Interest Payment Date falls on a day that is not a Business Day, the interest payment due on such Interest Payment Date shall be paid on the next succeeding Business Day and no interest on such payment will accrue for the period from the Interest Payment Date to such next succeeding Business Day. If the Stated Maturity date falls on a day that is not a Business Day, the required payment of interest, if any, and principal (and Additional Interest, if any), shall be postponed to the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date to such next succeeding Business Day. If a Fundamental Change Repurchase Date would fall on a day that is not a Business Day, the Company will purchase the Securities tendered for purchase on the next succeeding Business Day and no interest or Additional Interest on such Securities will accrue for the period from and after the earlier Fundamental Change Repurchase Date to such next succeeding Business Day. The Company will pay the Fundamental Change Repurchase Price promptly following the later of (i) such next succeeding Business Day or (ii) the time of book entry transfer or the delivery of the notes as set forth in Section 1101 hereof.

A Holder of any Security after 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest (including any Additional Interest), on such Security on the corresponding interest payment date. Holders of Securities at 5:00 p.m., New York City time, on a Regular Record Date will receive payment of interest (including any Additional Interest) payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities at any time after 5:00 p.m., New York City time on such Regular Record Date. Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest (including any Additional Interest) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Additional Interest) need be made by any converting Holder (i) for conversions with a Conversion Date on or after August 1, 2014, (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, or (iii) to the extent of any overdue interest (including any overdue Additional Interest) existing at the time of conversion of such Security. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest or Additional Interest on converted Securities will be payable by the Company on any interest payment date subsequent to the Conversion Date and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article Twelve hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest and Additional Interest, if any, to, but not including, the related Conversion Date.

Principal of and interest on, Global Securities shall be payable to DTC in immediately available funds.

Principal on definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the agency of the Trustee at 625 Marquette Ave., Minneapolis, Minnesota 55479 (such office and city in which the Paying Agent is located being herein after called the “Place of Payment”). Interest, on definitive Securities will be payable (i) to each Holder of Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder and (ii) to each Holder of Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

The Securities shall be convertible as provided in Article Twelve (any city in which the Conversion Agent is located being herein after called the “Place of Conversion”).

SECTION 302. Denominations.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Global Securities; Non-Global Securities; Book-entry Provisions.

The Securities may be issued in Global or Non-Global (Definitive) Form as provided in this Indenture.

(a) Global Securities

(i) Each Global Security authenticated under this Indenture shall be registered in the name of, and delivered to, Cede & Co., as nominee of DTC (the “Depositary”). Each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii) Except for exchanges of Global Securities for definitive, non-Global Securities at the sole discretion of the Company, no Global Securities may be exchanged in whole or in part for Securities registered, and no transfer of a Securities in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security. In such event, if a successor Depositary for such Global Security is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of non-Global Securities, shall authenticate and deliver, non-Global Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

(iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Article Two of this Indenture, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose name the Securities are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Applicable Procedures (to the extent such procedures are applicable to such direction or request).

(iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in accordance with clause (b) of this Section 303.

(v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

(b) Non-Global Securities. Securities issued upon the events described in Section 303(a)(ii) shall be in definitive, fully registered form, without interest coupons.

SECTION 304. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or one of its Vice Presidents, Treasurer or Assistant Treasurer. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Company may, subject to Article Ten of this Indenture and applicable law, issue under this Indenture Additional Securities; provided, however, that the Company may not issue Additional Securities if an Event of Default with respect to any Outstanding Securities shall have occurred and be continuing at the time of such issuance. All Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture; provided further that the Company shall not issue such Additional Securities unless (a) underwriters sell a “substantial portion” of the Additional Securities (within the meaning of Treasury Regulation Section 1.1273-2(a)) to persons other than “bond houses, brokers or similar persons” (within the meaning of Treasury Regulation Section 1.1273-2(f)); (b) the price at which such underwriters resell any such Additional Securities exceeds (i) the principal amount of such Additional Securities minus (ii) (A) 1/4 of 1% of the principal amount of such Additional Securities, multiplied by (B) the number of full, complete years to maturity of such Additional Securities; and (c) the Initial Securities were issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes, as defined in Section 1273 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

SECTION 305. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 306. Registrar, Registration of Transfer and Exchange; Paying Agent.

(a) Registrar. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and for the transfers or exchange of Securities. Such Security Register shall distinguish between Initial Securities and Additional Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. The Company may change the Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Security Registrar.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination, provided that such denomination is a minimum of $1,000 or an integral multiple thereof, and of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1202 not involving any transfer.

(b) Paying Agent. The Company shall maintain an office or agency where Securities may be presented for payment (the “Paying Agent”). The Company initially appoints the Trustee as Paying Agent for the Securities. The Company may have one or more additional paying agents and the term “Paying Agent” shall include any such additional paying agent.

The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act, except in the case of a Paying Agent that acts as Paying Agent solely in connection with an offer to purchase the Securities pursuant to Article Ten of this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any Subsidiaries may act as Paying Agent.

The Company may remove any Paying Agent upon written notice to such Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee or the Company shall serve as Paying Agent until the appointment of a successor in accordance with clause (i) above. The Paying Agent may resign at any time upon written notice to the Company and the Trustee.

(c) Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Additional Interest, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Additional Interest), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Additional Interest), on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 306, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

(d) Custodian. The Company hereby appoints the Trustee as Custodian with respect to any Global Securities.

SECTION 307. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

In the case of Securities represented by a Global Security registered in the name of or held by a Depository or its nominee, payment of principal, premium, if any, and interest, if any, will be made to the Depository or its nominee, as the case may be, as the registered owner or Holder of such Global Security. None of the Company, the Trustee and the Paying Agent, any Authenticating Agent or the Security Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of a beneficial ownership interest in a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Subject to the provisions of Article Twelve hereof, in the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence or in Article Twelve hereof, in the case of any Security (or any part thereof) which is converted, interest whose Stated Maturity is after the date of conversion of such Security (or any part thereof) shall not be payable.

SECTION 309. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

In the case of a Global Security, so long as the Depository for such Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under this Indenture. Except as provided in Section 306, owners of beneficial interests in a Global Security will not be entitled to have Securities that are represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or Holders thereof under this Indenture.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall (a) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depository or (b) impair, as between a Depository and holders of beneficial interest in any Global Security, the operation of customary practices governing the exercise of the rights of the Depository as Holder of such Global Security.

SECTION 310. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedures. Copies of all cancelled Securities shall be provided to the Company by the Trustee, promptly following cancellation of such Securities.

SECTION 311. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices to Holders as a convenience to Holders of the Securities; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 312. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 313. Special Record Date.

Any interest on any Security that is payable but not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of the Securities at their addresses as they appear in the Note Register, or by such other means reasonably acceptable to such Holders, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, lawful money of the United States or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide lawful money not later than the due dates of principal or interest, or any combination thereof in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Fundamental Change Repurchase Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all funds or U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such funds or U.S. Government Obligations have been deposited with the Trustee. Upon termination of the trust established pursuant to Section 401, all funds and/or U.S. Government Obligations deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall promptly be returned to the Company upon Company Request.

ARTICLE FIVE

Remedies

SECTION 501. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of any Security when due and payable at its Stated Maturity, upon required repurchase, upon acceleration or otherwise; or

(3) failure by the Company to comply with its obligation to convert the Securities into shares of Common Stock upon exercise of a Holder’s conversion right, and, in the case of the Company’s failure to convert the Securities into shares of Common Stock, such failure continues for five days; or;

(4) failure by the Company to comply with its obligations under Article Eight; or

(5) failure by the Company to issue a Fundamental Change Repurchase Right Notice in accordance with Section 1101 or comply with its notice requirements under Sections 1201(b)-(d) when due; or

(6) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% principal amount of the Outstanding Securities has been received by the Company to comply with any of its other agreements contained in the Securities or Indenture; or

(7) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $35,000,000 in the aggregate of the Company and/or any subsidiary of the Company, whether such debt now exists or shall hereafter be created, which default shall have resulted (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration or otherwise, and in any such case of (i) or (ii), without such debt having been paid or discharged within a period of 30 days after the occurrence of such indebtedness becoming or being declared due and payable or the failure to pay, as the case may be; or

(8) failure by the Company or any of its Subsidiaries, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $15,000,000, which are not stayed on appeal; or

(9) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(10) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default occurs and is continuing, then and in every such case except as provided below, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, upon an Event of Default arising out of 501(9) or (10) (except with respect to any Significant Subsidiaries) the principal of all the Securities, plus accrued and unpaid interest to the acceleration date, shall be due and payable immediately without notice from the Trustee or Holders.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for the failure by the Company to comply with its obligations under Section 314(a)(1) of the Trust Indenture Act, shall for the first 90 calendar days after the occurrence of such an Event of Default consist exclusively of the right (the “Extension Right”) to receive additional interest on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities (the “Additional Interest”). If the Company so elects, the Additional Interest shall be payable on all Outstanding Securities on the date on which the Event of Default relating to a failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 90th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations shall have been cured or waived) and shall be payable on each relevant Interest Payment Date to Holders of record on the relevant Regular Record Date immediately preceding that Interest Payment Date. If such Event of Default has not been cured or waived prior to such 91st calendar day, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately.

If the Company elects to pay the Additional Interest as the sole remedy for the failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify in writing the Holders, the Paying Agent and the Trustee of such election at any time on or before the close of business on the first Business Day following the date on which such Event of Default first occurs.

If the Company fails to give timely notice or pay the Additional Interest, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal of and accrued and unpaid interest on all such Securities to be due and payable immediately. If any Additional Interest is payable under this Section 502, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Additional Interest is not payable. If the Additional Interest has been paid by the Company directly to the persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Notwithstanding the foregoing paragraph, if an Event of Default occurs under any series of the Company’s debt securities (other than the Securities ) issued subsequent to the Issue Date resulting from the Company’s failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, and such Event of Default is not subject to extension on terms similar to those set forth in the foregoing paragraph and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Securities shall be subject to acceleration as provided in the first paragraph of this Section 502.

This Section 502, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Securities during the period of such Default), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Default under this Indenture with respect to such Securities, other than the nonpayment of principal of and accrued and unpaid interest on such Securities or failure to deliver amounts due upon conversion that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 513, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Subject to Article Twelve, any money or property money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: The balance, if any, to the Company or an other Person or Persons entitled thereto.

SECTION 507. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal and Interest and to Convert

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 308) interest on such Security on the respective Stated Maturities expressed in such Security and to convert such Security in accordance with Article Twelve and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(1) in the payment of the principal of or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article Twelve.

SECTION 515. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601. Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, subject to Section 603.

SECTION 602. Notice of Defaults.

The Trustee shall give the Holders notice of any default known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred. Except in the case of the default in the payment of principal of or interest on any Security or conversion default, the Trustee need not deliver the notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. In addition, the Trustee shall give the Holders of Securities notice of any default actually known to it as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. Compensation and Reimbursement.

The Company agrees

(1) to pay to the Trustee from time to time reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

SECTION 608. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 610, the Company’s obligations under Section 607 hereof shall continue for the benefit of the retiring Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

WELLS FARGO BANK, N.A.

As Trustee

By:

As Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

The Company shall file with the Commission information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and shall file with the Trustee within 15 days after the same is so required to be filed with the Commission and shall otherwise comply with the requirements of Trust Indenture Act Section 314(a); provided that any such information, documents or reports filed or furnished with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.

If at any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “Restricted Securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any holder, beneficial owner or prospective purchaser of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any holder or beneficial owner of such Securities may reasonably request to the extent required from time to time to enable such holder or beneficial holder to sell such Securities in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person (whereby the Company is not the surviving Person), the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1201;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

Modification and Amendment

SECTION 901. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(3) to add guarantees with respect to the Securities; or

(4) to secure the Securities pursuant to the requirements of Section 1003 or otherwise; or

(5) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1201; or

(6) to increase the conversion rate of the Securities; or

(7) to provide for conversion of the Securities; or

(8) to provide for the issuance of additional Securities, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided however, that no such amendment or supplement may impair the rights or interests of any holder of outstanding Securities; or

(9) to cure any ambiguity, manifest error or defect or omission or to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Section 901 shall not adversely affect the interests of the Holders in any material respect; or

(10) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of this Indenture or the Securities to the “Description of Notes” section of the Company’s final prospectus supplement dated September 24, 2007, filed with the SEC relating to the offering of the Securities will not be deemed to be adverse to any holder; or

(11) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

(12) to provide for a successor trustee in accordance with the terms of this Indenture of to otherwise comply with any requirements of this Indenture.

SECTION 902. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) extend the Stated Maturity of the principal of, or any installment of interest on, any Security; or

(2) reduce the principal amount or the rate of interest on any Security; or

(3) change the place of payment where, or the coin or currency in which, any the principal of, interest on or additional interest, in respect of any Security is payable; or

(4) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(5) adversely affect the right to convert any Security as provided in Article Twelve (except as permitted by Section 901(5)); or

(6) reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to Holder the Company’s obligation to make such payment, whether through amendment or waiver of provisions of the Indenture; or

(7) adversely affect the ranking of the Securities as senior unsecured indebtedness of the Company; or

(8) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(9) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001. Payment of Principal and Interest.

The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Company will maintain an office or agency (which shall be initially the Trustee’s Corporate Trust Office) where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes as provided above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

In addition, the Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, the status of those events and what action the Company is taking or propose to take in respect thereof.

SECTION 1005. Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1008.	[Reserved]

SECTION 1009.	Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in second and third paragraph of Section 704, if before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

Repurchase at Option of the Holder

SECTION 1101. Repurchase at the Option of the Holder Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof that is a multiple of $1,000 principal amount, for cash on the date (“the Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date, unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date (the “Fundamental Change Repurchase Price”).

However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Securities (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if a Fundamental Change under clauses (1) or (2) of the definition of Fundamental Change occurs and at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and, cash payments made pursuant to dissenter’s appraisal rights and cash dividends) in the case of a Fundamental Change under clause (2) of the definition of Fundamental Change consists of shares of common equity or American Depositary Receipts in respect of shares of common equity traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (or will be so traded immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions, the Securities become convertible into such shares of Common Stock or such American Depositary Receipts.

Repurchases of Securities under this Section 1101 shall be made, at the option of the Holder thereof, upon:

(i) if the Securities are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Security or, if the Securities are held in global form, a notice that complies with the Applicable Procedures, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1101 only if the Security so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Securities to be delivered for repurchase;

(B) the portion of the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 1101 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Security.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 1101.

Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 10th calendar day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Securities and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right, if any, at the option of the Holders arising as a result thereof. Such mailing shall be by first class mail. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in the City of New York or on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Repurchase Right Notice shall specify (if applicable):

(a) the events causing the Fundamental Change;

(b) the date of the Fundamental Change;

(c) the last date on which a Holder may exercise its repurchase rights under Section 1101, if applicable;

(d) the Fundamental Change Repurchase Price, if applicable;

(e) the Fundamental Change Repurchase Date, if applicable;

(f) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(g) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(h) that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(i) the procedures the Holder must follow to require the Company to purchase its Securities under Section 1101, if applicable.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 1101.

(c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”), specifying:

(i) the principal amount of the withdrawn Securities and, if certificated Securities have been issued, the certificate numbers of the withdrawn Securities,

(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Security that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Securities are not in certificated form, the notice must comply with the Applicable Procedures.

(d) On or prior to 11:00 a.m., New York City time, on the Business Day on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 606) an amount of money sufficient to repurchase on the Fundamental Change Repurchase Date all of the Securities to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for repurchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 1101), and (y) the time of book-entry transfer or the delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 1101 by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register; provided, however, that all payments shall be subject to Section 1101(a) and payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(e) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Securities or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Securities shall cease to be outstanding, (ii) interest shall cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities shall terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities.

(f) No Securities may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to such date.

ARTICLE TWELVE

Conversion of Securities

SECTION 1201. Conversion Privilege and Conversion Rate.

(a) General. Solely upon the occurrence of any of the conditions described in clause (i), (ii), and (iii) below, and upon compliance with the provisions of this Article, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at any time prior to the close of business on the Scheduled Trading Day immediately preceding August 1, 2014, at a rate (the “Conversion Rate”) of 83.6400 shares of Common Stock (subject to adjustment by the Company as provided in Section 1204 and Section 1201(e)) per $1,000 principal amount of the Security (the “Conversion Obligation”) under the circumstances and during the periods set forth below. On and after August 1, 2014, regardless of the conditions described in clause (i), (ii) and (iii) below, and upon compliance with the provisions of this Article, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of Securities at the Applicable Conversion Rate at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Stated Maturity.

(i) Conversion Upon Satisfaction of Trading Price Condition. The Securities shall be convertible prior to August 1, 2014, during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day (the “Trading Price Condition”) as determined as set forth below.

The Trustee shall have no obligation to determine the Trading Price unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 in principal amount of the Securities would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Trustee to determine the Trading Price of the Securities in the manner described below beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 in principal amount of the Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate. The Trustee’s sole duty in respect of such determination shall consist of requesting and receiving and, if applicable, averaging the quotations provided by this Indenture nationally recognized securities dealers referred to in the definition of “trading price.” Notwithstanding the foregoing, if the Trustee cannot reasonably obtain at least one bid for $1.0 million principal amount of the Securities from a nationally recognized securities dealer selected by the Board of Directors of the Company for the purpose of the determining the Trading Price on any Trading Day, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of (a) the then-applicable Conversion Rate of the Securities and (b) the Last Reported Sale Price on such date (any such determination by the Trustee shall be conclusive absent manifest error). Furthermore, if the Company does not, when obligated to do so, make a request to the Trustee to determine the Trading Price of the Securities, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 in principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Applicable Conversion Rate.

If the Trading Price Condition has been met, the Company will promptly notify the Holders of the Securities and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 in principal amount of the Securities is greater than 98% of the product of the Last Reported Sale Price of the Company’s Common Stock and the Applicable Conversion Rate for such date, the Company will promptly notify the Holders of the Securities.

(ii) Conversion Based on Common Stock Price. The Securities shall be convertible prior to August 1, 2014, during any calendar quarter after the calendar quarter ending September 30, 2007 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred twenty percent (120%) of the applicable Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.

(iii) Conversion Upon Occurrence of Certain Corporate Transactions. The Securities shall be convertible prior to August 1, 2014, as provided in subsections (b), (c) and (d) of this Section 1201.

(b) In the event that the Company elects to:

(i) distribute to all or substantially all holders of the Common Stock any rights or warrants (other than rights distributed pursuant to a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the date of such distribution, to subscribe for or purchase the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date of such distribution; or

(ii) distribute to all or substantially all holders of the Common Stock, assets (including cash) or debt securities of the Company or rights to purchase the Company’s securities, which distribution has a per share value (as determined by the Board of Directors) exceeding 15% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution, then, in either case, Holders may surrender the Securities for conversion at any time on and after the date that the Company provides the notice referred to in the next sentence to such Holders and the Trustee until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Date for such distribution or the date the Company announces that such distribution will not take place. The Company shall notify Holders and the Trustee of any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right no later than the 25th Scheduled Trading Day prior to the Ex-Date for such distribution. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without having to convert its Securities.

(c) If the Company is a party to a combination, merger, recapitalization, reclassification, binding share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, then the Holders shall have the right to convert Securities at any time beginning on the effective date of the transaction and until and including the date that is 25 Scheduled Trading Days after the date that is the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change to which the provisions of subsections (d) of this Section shall apply. The Company shall notify Holders and the Trustee and issue a Press Release on the Effective Date of such transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.

(d) If a Fundamental Change occurs, the Company shall notify each of the Holders and the Trustee of the occurrence of any such event or transaction on the Effective Date of such event or transaction or, if later, within three Trading Days after the Company has knowledge of such event or transaction. A Holder may surrender Securities for conversion at any time from and after the Effective Date of such event or transaction until (i) the Fundamental Change Repurchase Date for such event or transaction or (ii) if there is no such Fundamental Change Repurchase Date, 25 Scheduled Trading Days following the Effective Date of such Fundamental Change.

(e) If a Holder elects to convert Securities in connection with a Make-Whole Fundamental Change that occurs prior to the Maturity Date, the Conversion Rate applicable to each $1,000 principal amount of Securities so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however, that in the case of a Fundamental Change described in clause (4) under the definition of Fundamental Change, no increase will be made unless the shares of the Common Stock are not listed for trading for a period in excess of thirty (30) calendar days; provided further that no increase shall be made in the case of a Fundamental Change described in clause (2) of the definition of Fundamental Change if at least 90% of the consideration paid for the Company’s Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in such transaction consists of shares of common equity or American Depositary Receipts in respect of shares of common equity traded on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the transaction) and as a result of such transaction or transactions the Securities become convertible into such shares of such common equity or such American Depositary Receipts (in respect of the principal portion of the Securities) and such shares of such common equity or such American Depositary Receipts). For purposes of this subsection (e), a conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if such conversion occurs on or after the Effective Date of a Fundamental Change described in clauses (1) or (2), of such definition, in each case until the related Fundamental Change Repurchase Date or, if there is no Fundamental Change Repurchase Date, 25 Scheduled Trading Days following the Effective Date of such Fundamental Change, as applicable (regardless of whether the provisions of clause (a)(i), (a)(ii), (b) or (c) of this Section shall apply to such conversion).

(i) The number of Additional Shares by which the Conversion Rate will be increased shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Reference Date”) and the Stock Price at the time of such Make-Whole Fundamental Change; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if (1) the Stock Price is greater than $100.00 per share of Common Stock (subject to adjustment in the same manner as set forth in Section 1204), no Additional Shares shall be added to the Conversion Rate, and (2) the Stock Price is less than $9.76 per share (subject to adjustment in the same manner as set forth in Section 1204), no Additional Shares shall be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed $102.4590 per $1,000 principal amount of Securities (subject to adjustment in the same manner as set forth in Section 1204).

(ii) The Stock Prices set forth in the first column of the table in Schedule A hereto (i.e., the row headers) shall be adjusted by the Company as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 1204.

SECTION 1202. Exercise of Conversion Privilege.

(a) Subject to subsection (b) below, the Company shall satisfy the Conversion Obligation with respect to each $1,000 principal amount of Securities tendered for conversion in shares of fully paid Common Stock by delivering on the third Business Day following the relevant Conversion Date a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Securities to be converted, divided by (B) 1,000, multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date; provided that the Company will deliver cash in lieu of fractional shares of Common Stock as provided in Section 1203.

(b) Before any Holder of a Securities shall be entitled to convert the same as set forth above, such Holder shall (1) in the case of a Global Securities, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in subsection (h) of this Section 1202 and, if required, pay all taxes or duties, if any, and (2) in the case of a Security issued in certificated form, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth under Section 205 (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (B) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (h) of this Section 1202, (D) if required, pay all taxes or duties, if any and (E) if required, furnish appropriate endorsements and transfer document. A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this subsection (b).

No Notice of Conversion with respect to any Securities may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with the applicable provisions of Section 1101.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsections (a) or (b), as applicable, of this Section 1202. The Company shall make such delivery by paying the cash amount owed, if any, to the Holder of the Security surrendered for conversion, or such Holder’s nominee or nominees, and/or by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e) If a Holder submits a Security for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(f) Except as provided in Section 1204, no adjustment shall be made for dividends on any shares issued upon the conversion of any Security as provided in this Article.

(g) Upon the conversion of an interest in a Global Security, the Trustee, or the custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Security and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Securities are converted after 5:00 p.m., New York City time, on a Record Date, Holders of such Securities as of 5:00 p.m., New York City time, on the Record Date shall receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on the Securities so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) to the extent of any overdue interest existing at the time of conversion with respect to such Security; or (iii) with respect to any Conversion Date that occurs during the period from the close of business on the Regular Record Date immediately preceding the Stated Maturity to the Stated Maturity. Except as described above, no payment or adjustment shall be made for accrued interest on converted Securities.

SECTION 1203. Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Last Reported Sale Price of the Common Stock on the Conversion Date or if the Conversion Date is not on a Trading Day, the next following Trading Day.

SECTION 1204. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders (as a result of holding the Securities, and at the same time as common stockholders) participate in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the then-applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holders, without having to convert their Securities:

(a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of the Common Stock, or the Company shall effect a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x (OS’ / OS0)

where,

CR0 = the Conversion Rate in effect on the record date for such dividend or distribution or the effective date of such share split or combination, as the case may be;

CR’ = the Conversion Rate in effect immediately after the record date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

OS0 = the number of shares of Common Stock that will be outstanding on the record date such dividend or distribution or on the effective date of such share split or combination, as the case may be; and

OS’ = the number of shares of Common Stock outstanding as of the record date for such dividend or distribution and immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Any adjustment made pursuant to this subsection (a) shall become effective on the date that is immediately after (x) the record date fixed for such dividend or distribution, or (y) the effective date of such share split or share combination. If any dividend or distribution of the type described in this Section 1204(a) is declared but not paid or made or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of Common Stock any rights or warrants (other than, as described below, rights distributed pursuant to a shareholder rights plan) entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of Last Reported Sale Prices of the Common Stock on the ten Trading Days immediately preceding the time of announcement of such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x ((OS0 + X) / (OS0 + Y))

where,

CR0 = the Conversion Rate in effect on the record date for such distribution;

CR’ = the Conversion Rate in effect immediately after the record date for such distribution;

OS0 = the number of shares of Common Stock outstanding on the record date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of public announcement for the issuance of such rights and warrants.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the opening of business on the record date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date for such distribution had not been fixed.

For purposes of this subsection (b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Last Reported Sale Price, and in determining the aggregate exercise or conversion price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall distribute to shares of any class of Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company to all or substantially all holders of Common Stock (but excluding dividends or distributions referred to in subsection (a) or (b) of this Section 1204, dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 1204, and distributions described below in this subsection (c) with respect to Spin-Offs) (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x (SP0 / (SP0 – FMV))

where,

CR0 = the Conversion Rate in effect on the record date for such distribution;

CR’ = the Conversion Rate in effect immediately after the record date for such distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Date for such distribution, as determined by the Board of Directors.

An adjustment to the conversion rate pursuant to this subsection (c) shall become effective on the record date for such distribution.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution to all or substantially all holders of the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other Company business unit (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR0 x ((FMV0 + MP0) / MP0)

where,

CR0 = the Conversion Rate in effect on the 10th Trading Day immediately following the effective date of the Spin-Off;

CR’ = the Conversion Rate in effect immediately after the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period immediately following the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day from the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 1204 (and no adjustment to the Conversion Rate under this Section 1204 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 1204 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(d) In case the Company shall pay any cash dividends or distributions to all or substantially all holders of its Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x (SP0 / (SP0 – C))

where,

CR0 = the Conversion Rate in effect on the record date for such distribution;

CR’ = the Conversion Rate in effect immediately after the record date for such distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution;

C = the amount in cash per share the Company distributes to holders of Common Stock in such distribution.

Such adjustment shall become effective immediately after the opening of business on the record date for such dividend or distribution. If any such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) In case the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x ((AC + (SP’ x OS’)) / (OS0 x SP’))

where,

CR0 = the Conversion Rate in effect on the first day immediately following the date such tender or exchange offer expires;

CR’ = the Conversion Rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires.

(f) No adjustment to the Conversion Rate shall be made if the application of any of the formulas set forth in this Section 1204 (other than in connection with a share combination) would result in a decrease in the Conversion Rate.

For purposes of this Section 1204 the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

In addition to any increases to the Conversion Rate required by subsections (a), (b), (c), (d), and (e) of this Section 1204, and to the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 calendar days if the Board of Directors determines that such increase would be in the Company’s best interest. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Security at his last address appearing on the register provided for in Section 701 and the Trustee a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event.

(g) Without limiting the foregoing, no adjustment to the Conversion Rate will be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) except as stated in this Indenture, upon the issuance of any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest.

(vii) All calculations and other determinations under this Article shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

(h) In any case in which this Section 1204 provides that an adjustment shall become effective immediately after (1) the Record Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 1203. For purposes of this subsection (h), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of Capital Stock, evidences of indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(i) For purposes of this Section 1204, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j) For the avoidance of doubt, if a Holder converts Securities prior to the Effective Date of a Make-Whole Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.

(k) With respect to a conversion of Securities pursuant to this Article, at and after the close of business on the Conversion Date (each such day the “Relevant Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Relevant Date; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (i) the Conversion Date and (ii) the Effective Date of the Fundamental Change resulting in the Additional Shares. On and after the Conversion Date with respect to a conversion of Securities pursuant hereto, all rights of the Holders of such Securities shall terminate, other than the right to receive the consideration deliverable upon conversion of such Securities as provided herein. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Note and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(l) Notwithstanding the foregoing, no adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and make them upon the earliest of (1) any conversion of Securities upon a Fundamental Change, (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%, and (3) each applicable day from and including the 25th scheduled Trading Day prior to the Maturity Date and (4) each anniversary of the first date of issuance of the Securities.

SECTION 1205. Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 1204 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 106.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.

SECTION 1206. Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 1207. Taxes on Conversions.

Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 1208. Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that if at any time the Common Stock shall be listed for trading on any other national securities exchange the Company shall, if permitted and required by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Securities.

SECTION 1209. Cancellation of Converted Securities.

All Securities surrendered for the purpose of payment, repurchase, conversion or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Security Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Securities in accordance with its customary procedures and shall promptly provide copies of all cancelled certificates to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as satisfaction of the debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 1210. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

If any of the following events occur, namely (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event of the Company with another Person or (iv) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 901(5) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale, transfer or conveyance or Fundamental Change described in clause (2) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

In the event a supplemental indenture is executed pursuant to this Section 1210, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

If any securities to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such securities may be validly issued upon conversion, each supplemental indenture executed pursuant to this Section shall provide that the Company or the successor or the purchasing Person, as the case may be, or if the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, then such company, shall use all commercially reasonable efforts, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), to secure such registration or approval in connection with the conversion of Securities.

(b) Notwithstanding the provisions of Section 1202(a) to (b), and subject to the provisions of Section 1201, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Securities shall be changed to a right to convert such Securities by reference to the kind and amount of cash, securities or other property or assets that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”). For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of changes of control, consolidations, binding share exchanges, recapitalizations, reclassifications, mergers, combinations, sales or transfers of assets or Fundamental Changes described in clause (2) of the definition of Fundamental Change or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined, based in part upon any form of stockholder election) shall be deemed to be the (i) weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such election, the types and amounts of consideration actually received by such holders. None of the foregoing provisions shall affect any right of a Holder of Securities to convert its Securities in accordance with the provisions of this Article prior to the effective date.

(c) The Company shall cause notice of the execution of a supplemental indenture required by this Section 1210 to be mailed to each Holder, at his address appearing on the register provided for in Section 701, or by such other means reasonably acceptable to such Holder, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

SECTION 1211. Responsibility of Trustee for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Securities; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

SECTION 1212. Right to Set-off Withholding Taxes.

The Company may, at its option, set-off withholding taxes due with respect to Securities against delivery of Common Stock on the Securities. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Trading Price of the Common Stock in the 5 Trading Days immediately preceding the conversion.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

USEC INC.

By: /s/ John C. Barpoulis
Name: John C. Barpoulis
Title: Senior Vice President &
Chief Financial Officer

WELLS FARGO BANK, N.A.,

as Trustee

By: /s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

Schedule A

	Make-whole Reference Date
Stock Price	Sept- 24-07	1-Oct-08	1-Oct-09	1-Oct-10	1-Oct-11	1-Oct-12	1-Oct-13	1-Oct-14
$9.76	18.8190	18.6104	18.3468	18.1478	17.9674	17.7831	17.5062	18.8190
$10.50	16.6974	16.4533	16.0523	15.6520	15.1774	14.5381	13.4454	11.5981
$12.00	13.5384	13.1546	12.5935	11.9552	11.1352	9.9764	8.0107	0.0000
$13.50	11.2676	10.8217	10.1962	9.4582	8.4981	7.1504	4.9680	0.0000
$15.00	9.5731	9.1074	8.4688	7.7058	6.7150	5.3502	3.2685	0.0000
$16.50	8.2691	7.8068	7.1825	6.4337	5.4685	4.1690	2.3082	0.0000
$18.00	7.2394	6.7930	6.1968	5.4823	4.5695	3.3693	1.7507	0.0000
$20.00	6.1666	5.7504	5.2007	4.5447	3.7173	2.6607	1.3304	0.0000
$22.50	5.1555	4.7818	4.2928	3.7136	2.9935	2.1020	1.0471	0.0000
$25.00	4.3902	4.0578	3.6259	3.1181	2.4943	1.7398	0.8794	0.0000
$35.00	2.5916	2.3859	2.1203	1.8158	1.4496	1.0215	0.5402	0.0000
$50.00	1.3969	1.2901	1.1488	0.9905	0.7975	0.5693	0.3044	0.0000
$75.00	0.5786	0.5376	0.4782	0.4139	0.3306	0.2318	0.1216	0.0000
$100.00	0.2348	0.2187	0.1908	0.1633	0.1234	0.0749	0.0321	0.0000

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